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EXHIBIT 10.3

 SETTLEMENT AND RELEASE AGREEMENT

   THIS SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is entered into, effective the 31st day of March 2010 (the “Effective Date”), by and between Issuer Direct Corporation, a Delaware corporation (“Issuer Direct”) and Brian R. Balbirnie, an individual (“Balbirnie”).  Issuer Direct and Balbirnie are referred to in this Agreement individually as the “Party” or collectively as the “Parties.”

1.       Pursuant to an unsecured note payable issued on September 17, 2007, Issuer Direct owes to Balbirnie $27,780, including all principal and accrued but paid interest (“Settled Debt”).  Issuer Direct and Balbirnie desire to settle the Settled Debt pursuant to the terms and conditions of this Agreement.

2.       Issuer Direct agrees to issue to Balbirnie 26 shares of the Series A Convertible Preferred Stock, par value $1.00 per share, of Issuer Direct (the “Shares”), upon the execution of this Agreement in settlement of the Settled Debt.   Upon issuance of the Shares to Balbirnie, the Shares shall be “restricted securities”, as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and may not be sold or otherwise transferred unless the Shares have been registered with the Securities and Exchange Commission (the “SEC”) in the opinion of counsel other than from Balbirnie reasonably satisfactory to Issuer Direct, an exemption from the registration requirements under the Securities Act is available.  Balbirnie understands and acknowledges that Issuer Direct makes no representations or warranties regarding the future price of the Shares, the current or future value of the Shares, or its current business, operations or financial condition or prospects and, except as expressly set forth in this Agreement, Balbirnie has not relied on any representations or warranties from Issuer Direct or its representatives in any manner whatsoever.   Balbirnie represents and warrants to Issuer Direct that he is an “accredited investor”, as such term is defined under Rule 501(a)(3) of the Securities Act, they are acquiring the Shares for their own account and for investment purposes, they have no present intention to distribute the Shares publicly, and they have the financial sophistication and knowledge to understand the risk of acceptance of the Shares in cancellation of the Advance and can risk an entire loss of their investment in the Shares.

3.       In consideration of the performance of Issuer Direct described in Paragraph 3, above, Balbirnie, on behalf of itself and its successors, assigns, members, managers, officers, employees, agents, and representatives hereby releases and forever discharges, Issuer Direct, together with its successors, assigns, directors, officers, agents, employees, and representatives, from any and all actions, causes of action, claims, liability, demands, damages, costs, and expenses of every kind whatsoever, in law or in equity, known or unknown, contemplated, accrued, existing or not yet mature, which Balbirnie has or may have as of the Effective Date relating specifically to the Settled Debt.  This paragraph shall not discharge Issuer Direct from any obligations arising out of this Agreement.

4.       The Parties represent that they have made no assignment and will make no assignment of the actions, causes of action, or claims released herein.  Within six months of the Effective Date, Balbirnie and Issuer Direct, through a majority of the members of its then outside Board of Directors, may cause Issuer Direct to repurchase the Shares for the exactly the amount of the Settled Debt as of the Effective Time.  In the event, the Parties elect to have the Shares repurchased, Balbirnie shall return the Shares to Issuer Direct as of the date of the repayment of the Settled Debt.  Nothing in this Paragraph 4 shall be deemed to affect the general release in Paragraph 3 above.

5.       It is expressly understood that any action by any Party in connection with this Agreement is not, and shall not be construed as, an admission of liability; rather, any such actions are made and done only as part of this settlement and release of disputed claims.

6.       Each undersigned Party acknowledges that: (1) the Party has read this Agreement fully and carefully before signing it; (2) the Party has consulted with or has had the opportunity to consult with an attorney regarding the legal effect and meaning of this Agreement and all of its terms and conditions, and that the Party is aware of the contents of this Agreement and its legal effects; (3) the Party has had the opportunity to make whatever investigation or inquiry that the Party deems necessary or appropriate in connection with the subject matter of this Agreement; (4) the Party is of sound mind and is executing this Agreement voluntarily and free from any undue influence, coercion, duress, or fraud of any kind; and (5) the Party is waiving and releasing all claims against the other Party as provided herein knowingly and voluntarily.

7.       This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

8.       The Parties agree, to the extent permitted by law, that any and all disputes arising from or related to this Agreement shall be settled exclusively by binding arbitration with the Judicial Arbiter Group, Inc. in Cary, North Carolina.  The arbitration shall be based on the substantive laws of the State of North Carolina.  The arbitrator shall order, to the extent permitted by law, that disclosures shall be made and discovery shall be permitted in a manner generally comparable to that prescribed by the North Carolina Rules of Civil Procedure, and the North Carolina Rules of Evidence shall apply.   Judgment entered upon the award by the arbitrator may be entered in any court having jurisdiction thereof.  The decision of the arbitrator shall be in writing and shall include an explanation for the decision.  The prevailing party, if any, as determined by the arbitrator, shall be awarded all costs and fees, including, without limitation, reasonable attorneys’ fees and the costs and fees of arbitration.

9.        It is expressly understood and agreed that the execution and performance of this Agreement is in full accord and satisfaction of all demands between the Parties as of the Effective Date of this Agreement.  This Agreement shall be binding and inure to the benefit of the Parties and their successors and assigns.

10.      The Parties acknowledge that this Agreement contains the entire agreement and understanding between the Parties relating to the subject matter hereof, and that this Agreement merges and supersedes all prior discussions and understandings between the Parties relating to said subject matter.  The Parties confirm that no promise or inducement not expressed in the written terms of this Agreement has been made to the other.  In entering into this Agreement, the Parties are not relying upon any statement or representation not contained in this Agreement made by any other Party, the Party’s counsel, partners, directors, managers, members, officers, employees, agents, or any other person representing either of the Parties concerning the nature, severity, extent, or consequences of any injuries, damages, losses, costs, and claims of any Party hereto and any liability therefor.

11.      Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be valid under existing law.  A finding of invalidity as to any provision of this Agreement or any portion thereof, shall void only that provision or portion and no other, and this Agreement shall be interpreted as if it did not contain such invalid provision or portion.

12.     The Parties agree to keep the terms of this Agreement and any earlier discussions and correspondence relating to this Agreement confidential.  The Parties shall not disclose or discuss the terms of this Agreement with any other person or entity.  Provided, however, that the Parties may disclose or discuss the terms of this Agreement with legal and accounting professionals, in connection with the performance of professional services, who have a need to know such terms in connection with the performance of professional services, or as may be required by state or federal law.

13.      The Parties shall perform any additional lawful acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purposes of this Agreement.

14.      This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

15.      This Agreement may be executed by exchange of facsimile copies. The facsimile copies showing the signatures of the Parties shall constitute originally signed copies of the Agreement requiring no further execution.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Issuer Direct Corporation

March 31, 2010	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer

March 31, 2010	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie